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                                                                   EXHIBIT 10.17

                                                             MS Loan No 04-17356

                                 PROMISSORY NOTE
                              (Fixed -- Defeasance)

$7,850,000 00                                               Berkeley, California
                                                                January 27, 2005

      FOR VALUE RECEIVED, PYRAMID GILMAN STREET PROPERTY, LLC, a Delaware limited liability company, as maker, having its principal place of business at c/o Pyramid Breweries, Inc, Attention. Chief Financial Officer, 91 S. Royal Brougham Way, Seattle, Washington 98134 ("Borrower"), hereby unconditionally promises to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC, a New York corporation, as payee, having an address at c/o ARCap Servicing, Inc, 5605 North MacArthur Boulevard, Suite 950, Irving, Texas 75038 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Seven Million Eight Hundred Fifty Thousand and 00/100 Dollars ($7,850,000 00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.

                            ARTICLE 1: PAYMENT TERMS

      Borrower agrees to pay sums under this Note in installments as follows:

      (a) on the date hereof, a payment of interest only with respect to the period commencing on the date hereof and ending on, and including, the last day of the month in which this Note is executed;

      (b) a constant payment of Forty-Five Thousand Nine Hundred Ten and 25/100 Dollars ($45,910 25) on the first day of April, 2005 and on the first day of each calendar month thereafter up to and including the first day of February, 2015 (each, a "Payment Date"), each of the payments to be applied as follows:
(i) first, to the payment of interest computed at the Applicable Interest Rate, and (ii) the balance toward the reduction of the principal sum; and

      (c) the balance of the principal sum and all interest thereon on the first day of March, 2015 (the "Maturity Date")

                               ARTICLE 2: INTEREST

      The interest rate on this Note is five and 77/100 percent (5.77%) per annum (the "Applicable Interest Rate") Interest on the principal sum of this Note shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Applicable Interest Rate or the Default Rate, as then applicable, divided by 360) by (c) the outstanding principal balance

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                       ARTICLE 3: DEFAULT AND ACCELERATION

      Borrower covenants and agrees that if (a) any payment required hereunder (other than the payment due on the Maturity Date) is not paid prior to the fifth
(5th) day after the same is due, or (b) the entire Debt (defined below) is not paid on or before the Maturity Date or (c) any other Event of Default (as defined in the Security Instrument (defined below)) shall occur, then at the option of Lender (i) the whole of the principal sum of this Note, (ii) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (as defined in the Security Instrument), (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (iv) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable.

                           ARTICLE 4: DEFAULT INTEREST

      Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate or (b) the maximum interest rate which Borrower may by law pay (the "Default Rate") The Default Rate shall be computed from the occurrence of the default giving rise to such Event of Default (without regard to any notice or grace period) until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full Interest calculated at the Default Rate shall be deemed part of the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                             ARTICLE 5: LATE CHARGE

      If any monthly installment payable under this Note is not paid prior to the fifth (5th) day after the applicable Payment Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

                        ARTICLE 6: PREPAYMENT; DEFEASANCE

      (a) The principal balance of this Note may not be prepaid in whole or in part except as expressly permitted pursuant hereto.

      (b) Subject to compliance with and satisfaction of the terms and conditions of this Article 6 and provided that no Event of Default exists, Borrower may elect to obtain a release

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(the "Release") of the Property from the lien of the Security Instrument on any
Payment Date after the Lockout Period Expiration Date (defined below) by delivering to Lender, as security for the payment of all interest and principal due and to become due pursuant to this Note through the Maturity Date, plus the principal balance of this Note scheduled to be outstanding on the Maturity Date, Defeasance Collateral (defined below) sufficient to generate Scheduled Defeasance Payments (defined below) (the Release and the delivery of the Defeasance Collateral, a "Defeasance")

      (c) As a condition precedent to a Defeasance, and prior to any Release, Borrower shall have complied with all of the following.

            (i) Borrower shall provide not less than sixty (60) days prior written notice to Lender specifying a Payment Date upon which it intends to effect a Defeasance hereunder (the "Defeasance Date")

            (ii) All accrued and unpaid interest on the principal balance of this Note to and including the Defeasance Date, the scheduled amortization payment due on such Defeasance Date, and all other sums then due under this Note, the Security Instrument and the Other Security Documents, shall be paid in full on or prior to the Defeasance Date

            (iii) Borrower shall execute and deliver to Lender any and all certificates, opinions, documents or instruments reasonably required by Lender in connection with the Defeasance and Release, including, without limitation, a pledge and security agreement reasonably satisfactory to Lender creating a first priority lien on the Defeasance Collateral (a "Defeasance Security Agreement"). This Note shall thereafter be secured by the Defeasance Collateral delivered in connection with the Defeasance. After Defeasance, this Note cannot be prepaid in whole or in part or be the subject of any further Defeasance.

            (iv) Borrower shall have delivered to Lender an opinion of Borrower's counsel that would be satisfactory to a prudent lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Lender and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, (B) that if the holder of this Note shall at the time of the Release be a REMIC (defined below), (1) the Defeasance Collateral has been validity assigned to the REMIC Trust which holds this Note (the "REMIC Trust"), (2) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1 860(g)-2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (3) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance and (C) that the delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U S Bankruptcy Code or applicable state law. The term "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the IRS Code. The term "IRS Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

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            (v) Borrower shall have delivered to Lender written confirmation from the Rating Agencies (defined in the Security Instrument) that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities or Participations (each as defined in the Security Instrument). If required by the Rating Agencies, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the Defeasance Obligor (as defined below), if any, in form and substance that would be satisfactory to a prudent lender.

            (vi) Borrower shall have delivered to Lender a certificate given by Borrower's independent certified public accountant certifying that the Defeasance Collateral shall generate the Scheduled Defeasance Payments.

      (d) In connection with any Defeasance hereunder, Borrower may and, if requested by Lender shall, at Borrower's expense, establish or designate a successor entity, which shall be a single purpose, bankruptcy remote entity which is not directly or indirectly owned by Borrower and which shall be approved by Lender (the "Defeasance Obligor") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note and the Defeasance Security Agreement together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under the Note and any Defeasance Security Agreement and shall be bound by and obligated under Sections 3.1, 7.2, 7.4(a), 11.2, 11.7 and 14.2 and Articles 13 and 15 of the Security Instrument; provided, however, that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender, and Borrower shall be relieved of its obligations under such documents and, except with respect to any provisions therein which by their terms expressly survive payment of the Debt in full, the Other Security Documents. Borrower shall pay $1,000 to any such Defeasance Obligor as consideration for assuming such obligations.

      (e) The following terms shall have the meaning set forth below.

            (i) The term "Defeasance Collateral" as used herein shall mean direct, non-callable and non-redeemable obligations of the United States of America for the payment of which its full faith and credit is pledged, each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests. Borrower shall authorize and direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower or, if applicable, the Defeasance Obligor, under this Note.

            (ii) The term "Scheduled Defeasance Payments" as used herein shall mean the scheduled payments of interest and principal in accordance with the terms of the Defeasance Collateral (without consideration of any reinvestment of interest therefrom), providing for payments prior, but as close as possible, to all successive Payment Dates after the Defeasance

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Date through and including the Maturity Date, and in amounts equal to or greater than the scheduled payments of interest and principal due under this Note, including the principal balance of this Note scheduled to be outstanding on the Maturity Date.

            (iii) The term "Lockout Period Expiration Date" shall mean the date which is the earlier of (A) the second anniversary of the date that is the "startup day," within the meaning of Section 860G(a) (9) of the IRS Code, of a REMIC that holds this Note or (B) the four year anniversary of the first day of the first full calendar month following the date of this Note.

      (f) Upon Borrower's compliance with all of the conditions to Defeasance and a Release set forth in this Article 6, Lender shall release the Property from the lien of the Security Instrument and the Other Security Documents. All costs and expenses of Lender, third parties and the Rating Agencies incurred in connection with the Defeasance and Release, including, without limitation, Lender's counsel's fees and expenses, shall be paid by Borrower simultaneously with the delivery of the Release documentation Any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the Defeasance shall be paid by Borrower simultaneously with the occurrence of any Defeasance.

      (g) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the "Default Consideration") equal to the greater of (i) the amount (if any) which when added to the then outstanding principal amount of this Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

      (h) Notwithstanding anything to the contrary herein, Borrower may prepay the principal balance of this Note in whole, without premium or penalty, on any Payment Date during the three months prior to the Maturity Date. In addition, Borrower shall prepay without premium or penalty the principal balance of this
Note in an amount equal to any insurance proceeds or condemnation awards which Lender elects to have applied to the Debt pursuant to Sections 36 and 37 of the Security Instrument or the amount required by Lender due to changes in tax and debt credit pursuant to Section 7.3 (a) or (b) of the Security Instrument (provided, however, that in the event any such prepayment pursuant to this sentence shall be made on a date other than a Payment Date, the amount so prepaid shall include all interest which would have accrued on such amount through the next Payment Date). In each instance of prepayment permitted under this subparagraph (h), Borrower shall be required to pay all other sums due hereunder, and no principal amount repaid may be reborrowed.

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                               ARTICLE 7: SECURITY

      This Note is secured by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated the date hereof in the principal sum of $7,850,000.00 given by Borrower to (or for the benefit of) Lender covering the fee simple estate of Borrower in certain premises located in Alameda County, State of California, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County (the "Security Instrument"), and by the Other Security Documents.

                             ARTICLE 8: LOAN CHARGES

      This Note, the Security Instrument and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instrument and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

                               ARTICLE 9: WAIVERS

      Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its

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partners or members, as the case may be, shall not thereby be released from any liability (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instrument or any Other Security Document)

                       ARTICLE 10: WAIVER OF TRIAL BY JURY

      BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

                             ARTICLE 11: EXCULPATION

      (a) Notwithstanding anything to the contrary contained in this Note, the Security Instrument or any Other Security Document (but subject to the provisions of subsections (b), (c) and (d) of this Article 11), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instrument by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing any personal liability shall be sought against Borrower or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instrument) and any other collateral given to Lender to secure this Note, provided, however, subject to the provisions of subsections (b), (c) and
(d) of this Article 11, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender to secure this Note Lender, by accepting this Note and the Security Instrument, agrees that it shall not, except as otherwise provided in this Article 11, sue for, seek or demand any deficiency judgment against Borrower or any of the Exculpated Parties, in any such action or proceeding, under or by reason of or under or in connection with this Note, the Security Instrument or the Other Security Documents. The provisions of this Article 11 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instrument or the Other Security Documents delivered to Lender; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument, (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instrument, or the Other Security Documents, (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith, (vi) impair the right of Lender to enforce the

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provisions of Section 12.2 of the Security Instrument or of Section 3 12(e) of
the Security Instrument; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.

      (b) Notwithstanding the provisions of this Article 11 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instrument) Lender incurs due to: (i) fraud or intentional misrepresentation by Borrower or any of the Exculpated Parties in connection with the Loan; (ii) the gross negligence or willful misconduct of Borrower,
(iii) the removal or disposal of any portion of the Property after an Event of Default. (iv) Borrower's misapplication, misappropriation or conversion of Rents received by Borrower after the occurrence of an Event of Default; (v) Borrower's misapplication, misappropriation or conversion of tenant security deposits or Rents collected in advance; (vi) the misapplication, misappropriation or conversion of insurance proceeds or condemnation awards; (vii) Personal Property (as defined in the Security Instrument) taken from the Property by or on behalf of Borrower or any of the Exculpated Parties and not replaced with Personal Property of the same utility and of the same or greater value; (viii) any act of arson by Borrower or any of the Exculpated Parties, (ix) any fees or commissions paid by Borrower after the occurrence of an Event of Default to any Exculpated Party in violation of the terms of this Note, the Security Instrument or the Other Security Documents; (x) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property; (xi) any security deposits, advance deposits or any other deposits collected with respect to the Property not being delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases (as defined in the Security Instrument) prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; (xii) any failure by Borrower to permit on-site inspections of the Property as required by the Security Instrument and/or the Other Security Documents, (xiii) any failure of Borrower to appoint a new property manager upon the request of Lender as required by the terms of the Security Instrument and/or the Other Security Documents, and/or (xiv) Borrower's breach of, or failure to comply with, the representations, warranties and covenants contained in Articles 5 8(b) and/or 12 of the Security Instrument.

      (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that, (i) the first full monthly payment of principal and interest under this Note is not paid when due, (ii) Borrower fails to provide financial information to Lender as required by Section 3.12 of the Security Instrument or fails to comply with any provision of Section 4 2 of the Security Instrument, (iii) Borrower defaults under Article 8 of the Security Instrument; (iv) Borrower files a voluntary petition under the U S Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (v) an affiliate, officer, director or representative which controls Borrower, directly or indirectly, files, or joins in the filing of, an involuntary petition against Borrower under the U S Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any person or entity, (vi) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person or entity

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under the U.S Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any person or entity; (vii) any affiliate, officer, director or representative which controls Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property, or
(viii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

      (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instrument or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the Other Security Documents.

                              ARTICLE 12: AUTHORITY

      Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

                            ARTICLE 13: GOVERNING LAW

      This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

                               ARTICLE 14: NOTICES

      All notices required or permitted hereunder shall be given as provided in the Security Instrument.

                     ARTICLE 15: INCORPORATION BY REFERENCE

      All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                            ARTICLE 16: MISCELLANEOUS

      (a) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender, whether with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

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      (b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

      (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

      (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

                        ARTICLE 17: CALIFORNIA PROVISIONS

      (a) BY INITIALLING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THE NOTE PRIOR TO THE LOCKOUT DATE IN ARTICLE 6 AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF THE PREPAYMENT CONSIDERATION FOR PREPAYMENT OF THIS NOTE UPON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS FURTHER, BY INITIALLING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER. BORROWER ACKNOWLEDGES THAT LENDER'S AGREEMENT TO MAKE THE LOAN AND THE OTHER TERMS SET FORTH HEREIN CONSTITUTES ADEQUATE AND VALUABLE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY BORROWER, FOR THE ABOVE WAIVER AND AGREEMENT.

                              /s/ J H
                              --------------------
                              Borrowers's Initials

      (b) BORROWER HEREBY ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY (360) DAY YEAR AND
IS FULLY AWARE THAT SUCH CALCULATIONS MAY RESULT IN AN ACCRUAL AND/OR PAYMENT
OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON A THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

      (c) Borrower recognizes that its default in making any payment as provided herein or in the Security Instrument or any Other Security Document as agreed to be paid when due, or the occurrence of any other Event of Default hereunder or under the Security Instrument or any Other Security Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby

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

would be extremely difficult and impractical to ascertain. Borrower agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Event of Default is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the loan. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

      (d) Upon notice from Lender to Borrower of the loss, theft, destruction or mutilation of this Note and, upon receipt of indemnity reasonably satisfactory to Borrower from Lender (except that if the Lender initially named herein is the holder of this Note, an indemnification from the Lender initially named herein shall be sufficient) or, in the case of mutilation hereof, upon surrender of the mutilated Note, Borrower will make and deliver a new note of the tenor in lieu of this Note.

      (e) Lender, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign and convey ail or any portion of its right, title and interest in and to the loan evidenced by this Note, this Note and the other Loan Documents, any guaranties given in connection with the loan evidenced by this Note and any collateral given as security for the loan evidenced by this Note.

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